Exhibit 10.10

VIEMED, INC.
ANNUAL DISCRETIONARY CASH BONUS PLAN

1.           PURPOSE

The purpose of the Viemed, Inc. Annual Discretionary Cash Bonus Plan (the “Plan”) as adopted by Viemed, Inc., a Delaware corporation (the “Company”) is to attract, motivate and retain executive management, officers and other employees by providing a financial incentive for employment with the Company and its Divisions and Subsidiaries and rewarding them for performance in line with increasing the value of the Company and its Divisions and Subsidiaries based on a review of objective standards and subjective elements determined by the Committee (as defined below).

2.           DEFINITIONS

“Actual Awarded Amount” means the total annual cash bonus actually awarded to a Participant as calculated and determined by the Committee in writing after the end of the applicable Plan Year and paid to a Participant for such Plan Year.

“Board” means the board of directors of the Parent.

“Bonus Amount” means, with respect to each Participant, an amount equal to a percentage of the Participant’s Salary that may be available for payment to the Participant as an Actual Awarded Amount for a Plan Year as described in Exhibit A.  Varying percentages may apply to Participants at different or same levels within the Company or its Divisions and Subsidiaries.  The Committee shall have the sole discretion to determine a Participant’s level and percentage on Exhibit A.  The initial levels and percentages are included on Exhibit A of this Plan.  The percentages on Exhibit A may be amended by the Committee at any time in writing at its sole discretion for a particular Plan Year.  A Bonus Amount for one Plan Year does not entitle an employee to a Bonus Amount in a subsequent Plan Year without Committee action to designate Participants and amounts on Exhibit A in subsequent Plan Years.

“Cause” means Cause as defined in the employment agreement between the Participant and the Company or its Divisions or Subsidiaries, or if there is no such agreement or definition therein, means (a) the Participant’s conviction of a felony or any crime involving moral turpitude; (b) the Participant willfully or negligently failing or refusing to follow the applicable policies and procedures of the Company or its Divisions and Subsidiaries or the lawful directives of the Participant’s supervisor; (c) the Participant’s engaging in any act which constitutes (i) a felony under the laws of the United States or territory thereof, or (ii) gross, willful or wanton negligence or misconduct; or (d) the Participant’s misappropriation of funds or property of the Company or its Divisions or Subsidiaries.

“Change in Control” means the occurrence of any of the following:

(a)          one person (or more than one person acting as a group) acquires beneficial ownership of the stock of the Parent that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Parent; provided, that, a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Parent’s stock and acquires additional stock;

(b)         one person (or more than one person acting a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) beneficial ownership of the Parent’s stock possessing 50% or more of the total voting power of the stock of the Parent;

(c)          a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(d)          one person (or more than one person acting as a group), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Parent that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Parent immediately before such acquisition(s).

A Change in Control will be deemed to occur:  (i) with respect to a Change in Control pursuant to subparagraph (a) above, on the date that any person or group first becomes the beneficial owner, directly or indirectly, of stock representing more than 50% of the combined voting power of the Parent’s then-outstanding stock entitled generally to vote for the election of directors; (ii) with respect to a Change in Control pursuant to subparagraph (b) or (d) above, on the date the applicable transaction closes; and (iii) with respect to subparagraph (c) above, on the date members of the incumbent Board first cease to constitute at least a majority of the Board.

“Code” means the Internal Revenue Code of 1986, as amended and the regulations, rulings and notices thereunder.

“Committee” means the compensation committee of the Board appointed by the Board to administer this Plan, and if no such committee is appointed, it shall mean the Board.

“Disability” means Disability as defined in the employment agreement between the Participant and the Company or one of its Divisions or Subsidiaries, or if there is no such agreement or definition therein, means a physical or mental condition of the Participant that, in the judgment of the Committee, prevents the Participant from being able to perform the essential functions of his or her position with the Company or its Divisions or Subsidiaries with reasonable accommodation for a period of more than 90 consecutive days in a 12-month period.  If any dispute arises as to whether a Disability has occurred, or whether a Disability has ceased and the Participant is able to resume duties, then at the request of either party such dispute shall be referred to a licensed physician that is reasonably satisfactory to both the Committee and the Participant.  The Participant shall submit to such examinations and provide such consent and information as such physician may request, and the determination of such physician as to the Participant’s physical or mental condition shall be binding and conclusive on the parties.  The Company shall pay the cost of any such physician and examination.

“Division” means any entity or business designated as a division of the Company or any entity that is a disregarded entity of the Company under the Code.

“Effective Date” means December 28, 2017.

“Good Reason” means Good Reason as defined in the employment agreement between the Participant and the Company or any of its Divisions or Subsidiaries, or if there is no such agreement or definition therein, means, without Participant’s consent, (a) a material adverse change in the scope of Participant’s responsibilities or authority, excluding any such change in connection with Participant’s death or Disability or (b) a material reduction in Participant’s Salary.

“Parent” means Viemed Healthcare, Inc., a British Columbia corporation.

“Participant” means an individual officer or other employee of the Company or any of its Divisions or Subsidiaries chosen by the Committee to participate in the Plan for a given Plan Year.

“Plan” means this Viemed, Inc. Annual Discretionary Cash Bonus Plan.

“Plan Year” means the calendar year commencing on January 1 and ending on December 31 of each year; provided that, beginning with 2017, the Plan Year shall be a short Plan Year commencing on the Effective Date and ending on December 31, 2017.

“Salary” means the annual base salary of a Participant, excluding all other forms of compensation, such as benefits, insurance, retirement plan contributions, other bonuses or incentive pay, equity grants, overtime, reimbursements or other additional compensation received in a Plan Year.

“Subsidiary” means any entity (whether now or hereafter existing) which constitutes a “subsidiary” of the Company as defined in Section 424(f) of the Code.

3.            ADMINISTRATION

The Committee will be responsible for Plan administration. These responsibilities include, but are not limited to, the following:

1.
Designation and categorization of employees eligible for a bonus under this Plan for a Plan Year on Exhibit A and their potential bonus as a percentage of Salary for participation including employees who join the Company or one of its Divisions or Subsidiaries during the Plan Year;

2.
Establishing and reviewing the criteria, the weight to be given to each criterion, the multipliers, the minimum and maximum thresholds and other factors utilized by the Committee in determining whether target or maximum Bonus Amounts will be awarded to a Participant in a Plan Year as set forth on Exhibit B;

3.	Determining the Bonus Amounts for each Plan Year based on current economic and financial conditions prevailing at the time and pursuant to the Plan; and

4.	Determining the Actual Awarded Amount to be paid, if any, for a Plan Year and the payment date.

The Committee shall have the authority to make all determinations under the Plan.  The Committee shall have the authority to interpret and construe the Plan, and provide any omitted terms or definitions.  All determinations under the Plan shall be vested in the sole and exclusive discretion of the Committee, and the determinations of the Committee as to such matters shall be final and binding on all persons interested in the Plan.

4.           PARTICIPATION

The Committee shall determine those officers and other employees of the Company  or one of its Divisions or Subsidiaries who will participate in the Plan for a particular Plan Year, and shall categorize such officers and other employees at different levels within the Company or its Divisions or Subsidiaries as shown on Exhibit A and their potential bonus as a percentage of Salary.  Such determination shall be made on an annual basis prior to or within 90 days of the beginning of the Plan Year or within 60 days of hire for a newly hired Participant.  Subject to the Committee’s discretion, individuals who first became employed after the commencement of a Plan Year may be designated as a Participant for that Plan Year and receive a pro rata or full Bonus Amount as determined by the Committee in its sole discretion.  In addition, the Committee in its sole discretion may determine to pay only a pro rata Bonus Amount to a Participant who takes a discretionary leave that has been authorized by the Company or one of its Divisions or Subsidiaries during a Plan Year after the Participant has been designated on Exhibit A.  The Committee may establish objective and/or subjective criteria for setting individual Bonus Amounts in its sole discretion. Officers and employees who participate in one particular Plan Year shall not automatically be entitled to participate in any other Plan Year. Participants who terminate for any reason (either voluntarily or involuntarily) during the applicable Plan Year prior to the determination and payment of the Actual Awarded Amount will not be entitled to a Bonus Amount for that Plan Year.  Notwithstanding the foregoing, any Participant who is terminated due to the Participant’s death or Disability during a Plan Year shall receive a pro rata portion of any Bonus Amount for the Plan Year that is determined to be payable by the Committee and the Participant (or the Participant’s estate) shall be paid at the same time the Actual Awarded Amounts are paid to other Participants for that Plan Year pursuant to Section 7 hereof.  If a Participant’s employment is terminated by the Company or one of its Divisions or Subsidiaries or any successor thereto, on or after the date of a Change in Control and prior to payment of the Bonus Amount for the Plan Year in which a Change in Control occurs without Cause or the Participant terminates employment on or after the date of the Change in Control and prior to the payment of the Bonus Amount for the Plan Year in which a Change in Control occurs for Good Reason, the Participant shall be entitled to a Bonus Amount equal to the pro rata portion of a target bonus determined as if all measures for a target Bonus Amount have been achieved, such amount to be paid within 30 days after the Participant’s termination of employment.  If a Participant remains employed by the Company or one of its Divisions or Subsidiaries or their successor after a Change in Control through the end of the Plan Year in which the Change in Control occurs, the Participant shall be entitled to receive the greater of:  (a) a target bonus assuming all measures for a target Bonus Amount have been achieved for the Plan Year or (b) the maximum Bonus Amount if the measures for the maximum Bonus Amount can be determined and if such measures are achieved for the Plan Year.  In addition, on or after a Change in Control, Participants who are employed on the date of a Change in Control shall be entitled to receive any unpaid Bonus Amount that has been determined payable by the Committee for any prior Plan Year to be paid pursuant to Section 7 below.

5.           BONUS AMOUNTS, CRITERIA AND ANNUAL REVIEWS

The Participants and the percentages on Exhibit A for target and maximum Bonus Amounts under the Plan will be determined by the Committee in its sole discretion in writing for each Plan Year and expressed on Exhibit A.  Such determination shall be made prior to or within 90 days of the beginning of the Plan Year or within 60 days of hire for a newly hired Participant.

Exhibit B lists the criteria, the weight to be given to each criterion, the minimum and maximum thresholds, if any, and other factors utilized by the Committee in determining whether Participants will be eligible to receive Bonus Amounts that are target and maximum or any amount in-between based on the annual performance of the Company as specified in Exhibit B.  The Committee may use any criteria it determines in its sole discretion for a Plan Year for Exhibit B and may include, without limitation, performance of Parent and/or its divisions and/or subsidiaries, Company performance or the performance of any of its Divisions or Subsidiaries or the individual Participant’s performance and/or contributions to the Company and/or its Divisions or Subsidiaries.  Cash bonuses are awarded, in large part, when performance meets or exceeds certain objective benchmarks, but reserving to the Committee the ability to determine Bonus Amounts based on discretionary, subjective factors as well.  The Committee shall make all determinations as to the criteria of Exhibit B attained for a Plan Year.  The Committee will determine the Actual Awarded Amount for each Participant after taking into consideration the foregoing.  Notwithstanding the foregoing, the Committee shall have the sole discretion to determine the amount of the Actual Awarded Amounts, and its determination shall be final and binding on the Participant’s and all other persons.

6.           ACTUAL AWARDED AMOUNTS

While the Company intends to award the Bonus Amounts for a Plan Year as determined by the Committee, the Bonus Amounts payable under this Plan are discretionary and no amounts shall be deemed to be awarded until the Committee has determined the Actual Awarded Amount and paid such amount in accordance with this Plan.  Except as otherwise specifically provided herein in with respect to a Change in Control, no Bonus Amount will be vested and payable pursuant to this Plan until the Committee has determined the Actual Awarded Amounts and actually pays such amounts to Participants.  Furthermore, notwithstanding the achievement of the criteria on Exhibit B, except after a Change in Control as provided herein, the Committee may determine in its sole discretion to pay only a portion or pay no Bonus Amount for a Plan Year, including, but not limited to, if, in the sole discretion of the Committee, the financial health of the Company and/or Parent or business conditions do not warrant the payment of any Bonus Amounts.

7.           PAYMENT

Actual Awarded Amounts will be paid in a cash lump sum as soon as possible after such awards are determined by the Committee after the end of the Plan Year but not later than 2-1/2 months after the end of the applicable Plan Year.

8.           MISCELLANEOUS PLAN PROVISIONS

The Plan is a discretionary cash incentive bonus arrangement and is, therefore, not intended to be subject to the reporting requirements of the Employee Retirement Income Security Act of 1974, as amended, or the Code for certain employee benefit plans. The Plan is a discretionary plan and does not require annual distributions.

The Company reserves the right to amend, revise, modify, revoke or terminate the Plan at any time in its sole discretion, without prior notice to or consent of Participants and hereby delegates this authority to the Committee; provided that upon a Change in Control the Plan may not be terminated until 2 ½  months after the end of the Plan Year in which the Change in Control occurs if there are awarded Bonus Amounts for such Plan Year without the affected Participant’s written consent.  No contractual right to any benefit or payment described herein is created or is intended to be created by this document or any related action of the Board, the Committee, or any officer or employee of the Parent, Company or any of its Divisions or Subsidiaries, and none should be inferred from the descriptions of this Plan.  No officer or other employee of the Company or any of its Divisions or Subsidiaries is automatically entitled to an award of any Bonus Amount under the Plan.

All payments under this Plan are subject to all applicable federal, state local taxes and withholding requirements, and the Company shall have the right to deduct all required withholding for tax purposes from the Actual Awarded Amount for a Participant.

The Plan shall be binding on any successor to the Company or Parent.

All amounts payable under this Plan shall be paid from the general assets of the Company and shall remain subject to the creditors of the Company.  All administrative expenses of the Plan will be borne by the Company.  Neither the establishment of the Plan nor the making of Bonus Amounts hereunder shall be deemed to create a trust. No individual shall have any security or other interest in any of the assets of the Company, in shares of stock of the Company or otherwise.  The Participant may not transfer, assign or otherwise encumber any of Participant’s rights or Bonus Amount under this Plan.

Nothing in the adoption of the Plan nor the making of Bonus Amounts hereunder shall confer on any individual the right to continued employment by the Company or any of its Divisions or Subsidiaries or affect in any way the right of the Company or its Divisions or Subsidiaries to terminate his or her employment at any time.

All provisions of the Plan and all amounts paid or payable hereunder shall be construed in accordance with and governed by the laws of Louisiana, and the venue for any proceeding or claim related to this Plan shall be held in Lafayette, Louisiana.

EXHIBIT A
2017

BONUS PERCENTAGE RECOMMENDATION

Senior Leadership Annual Bonus Eligibility List		Potential Bonus
Title / Role	Name	Current Salary	Target Percentage of Salary	Maximum Percentage of Salary

EXHIBIT B

2017

[DESCRIBE MEASURES]